PREMIER PNEUMATICS, INC. AND SUBSIDIARY
Consolidated Financial Statements
December 31, 2005 and 2004
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
The Board of Directors
Premier Pneumatics, Inc.:
We have audited the accompanying consolidated balance sheets of Premier Pneumatics, Inc. and subsidiary (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of earnings, stockholder’s equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Pneumatics, Inc. and subsidiary as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
Kansas City, Missouri
March 31, 2006

PREMIER PNEUMATICS, INC. AND SUBSIDIARY
Consolidated Balance Sheets
December 31, 2005 and 2004

Assets	2005	2004

Current assets:
Cash and cash equivalents	$2,187,767	2,000,815
Receivables, less allowance for bad debts of $128,916 in 2005 and $139,059 in 2004	2,622,940	1,633,592
Inventories	1,012,134	626,620
Prepaid expenses	36,791	101,566
Note receivable from stockholder	791,496	—

Total current assets	6,651,128	4,362,593

Property, plant, and equipment, at cost:
Land and buildings	1,535,712	1,528,830
Machinery, tools, and equipment	5,229,287	5,137,344
Airplane	2,399,062	2,340,975

Total property, plant, and equipment	9,164,061	9,007,149

Less accumulated depreciation	5,845,995	5,415,838

Net property, plant, and equipment	3,318,066	3,591,311

Note receivable from stockholder	—	1,041,479

Total assets	$9,969,194	8,995,383

Liabilities and Stockholder’s Equity

Current liabilities:
Current portion of note payable	$147,250	147,250
Accounts payable	766,928	491,571
Commissions payable	484,820	270,864
Advance billings and customer deposits	822,912	687,699
Accrued compensation, benefits, and related expenses	855,059	203,747
Accrued taxes and other expenses	453,979	331,776

Total current liabilities	3,530,948	2,132,907

Note payable	1,828,354	1,975,604

Total liabilities	5,359,302	4,108,511

Stockholder’s equity:
Class A common stock, $1 par value. Authorized 500,000 shares; issued and outstanding 300,000 shares at December 31, 2005 and 2004	300,000	300,000
Additional paid-in capital	159,250	159,250
Retained earnings	4,150,642	4,427,622

Total stockholder’s equity	4,609,892	4,886,872

Total liabilities and stockholder’s equity	$9,969,194	8,995,383

See accompanying notes to consolidated financial statements.

PREMIER PNEUMATICS, INC. AND SUBSIDIARY
Consolidated Statements of Earnings
Years ended December 31, 2005 and 2004

	2005	2004
Net sales	$18,893,264	14,217,106
Cost of sales	12,363,888	8,925,730

Gross profit	6,529,376	5,291,376

Selling, general, and administrative expenses	5,034,428	4,168,376

Operating income	1,494,948	1,123,000

Interest expense, net	(11,835)	(24,211)
Other income, net	39,907	17,493

Net earnings	$1,523,020	1,116,282

See accompanying notes to consolidated financial statements.

PREMIER PNEUMATICS, INC. AND SUBSIDIARY
Consolidated Statements of Stockholder’s Equity
Years ended December 31, 2005 and 2004

	Class A	Additional		Total
	common	paid-in	Retained	stockholder’s
	stock	capital	earnings	equity
Balance at December 31 , 2003	$300,000	159,250	4,512,305	4,971,555

Net earnings	—	—	1,116,282	1,116,282
Distributions to stockholders	—	—	(1,200,965)	(1,200,965)

Balance at December 31, 2004	300,000	159,250	4,427,622	4,886,872

Net earnings	—	—	1,523,020	1,523,020
Distributions to stockholders	—	—	(1,800,000)	(1,800,000)

Balance at December 31 , 2005	$300,000	159,250	4,150,642	4,609,892

See accompanying notes to consolidated financial statements.

PREMIER PNEUMATICS, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
Years ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net earnings	$1,523,020	1,116,282

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	430,157	433,915
Gain on sale of property, plant, and equipment	—	(600)
Decrease (increase) in receivables	(989,348)	173,161
Decrease (increase) in inventories	(385,514)	165,786
Decrease (increase) in prepaid expenses	64,775	(55,899)
Increase in accounts payable	275,357	45,026
Increase (decrease) in commissions payable	213,956	(160,085)
Increase in advance billings and customer deposits	135,213	175,458
Increase (decrease) in other accrued liabilities	773,515	(26,784)

Total adjustments	518,111	749,978

Cash provided by operating activities	2,041,131	1,866,260

Cash flows from investing activities:
Additions to property, plant, and equipment, net	(156,912)	(2,456,862)
Proceeds from sale of property, plant, and equipment	—	600
Collection of note receivable from stockholder	249,983	335,355

Cash provided by (used in) investing activities	93,071	(2,120,907)

Cash flows from financing activities:
Distribution to stockholder	(1,800,000)	(1,200,965)
Repayment of borrowings	(147,250)	(85,896)
Borrowings	—	2,208,750

Cash provided by (used in) financing activities	(1,947,250)	921,889

Increase in cash and cash equivalents	186,952	667,242

Cash and cash equivalents at beginning of year	2,000,815	1,333,573

Cash and cash equivalents at end of year	$2,187,767	2,000,815

Supplemental cash disclosure:
Interest expense paid during the year	$103,814	58,833
See accompanying notes to consolidated financial statements.

PREMIER PNEUMATICS, INC.  AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
(1)	Summary of Significant Accounting Policies
(a)	Description of Business and Basis of Presentation

Premier Pneumatics, Inc. and subsidiary (the Company) manufacture pneumatic conveying components and design complete materials handling systems. The Company’s customers range in size from individually owned firms to many Fortune 500 companies. These companies are involved in industries such as plastics, food, chemicals, and mineral processing. For the years ended December 31, 2005 and 2004, sales to companies in the plastics industry have represented over 50% of total sales. Sales are generally concentrated in the United States of America, although the Company does have export sales throughout the world.

The consolidated financial statements include the financial statements of Premier Pneumatics, Inc. and its wholly owned subsidiary, Mariposa Group, LLC. All intercompany transactions have been eliminated.

(b)	Allowance for Doubtful Accounts

The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience and specific identification. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

(c)	Inventories

Inventories are valued on the last-in, first-out (LIFO) method. Had the first-in, first-out (FIFO) method been used, net earnings would have been $20,000 higher and $312,000 lower than reported in the accompanying consolidated financial statements for the years ended December 31, 2005 and 2004, respectively.

The components of inventories at December 31, 2005 and 2004 are as follows:

	2005	2004
Raw materials	$1,139,418	1,003,164
Work-in-process	750,381	155,831
Finished goods	337,335	662,625

Inventories at FIFO	2,227,134	1,821,620

Less LIFO reserve	1,215,000	1,195,000

Inventories at FIFO	$1,012,134	626,620

During 2004, inventory quantities were reduced. This reduction resulted in the liquidation of LIFO inventory layers carried at lower costs than prevailed in prior years. This reduction resulted in decreasing the charge to cost of goods sold in 2004, and thus reducing cost of goods sold by
(Continued)

PREMIER PNEUMATICS, INC.  AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
approximately $447,000 below the amount that would have resulted from liquidating inventory recorded at December 31, 2004 prices.

(d)	Property, Plant, and Equipment

Depreciation of plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from 5 to 25 years on buildings and improvements, range from 3 to 15 years on machinery, tools, and equipment, and is 15 years on the airplane. Expenditures for maintenance and repairs are charged to expense as incurred.

Upon sale or retirement of assets, the cost and related accumulated depreciation are removed from the accounts. Gains and losses on dispositions are reflected in current operations, except that no gain or loss on disposition is recognized with respect to assets exchanged for similar assets.

(e)	Research and Development Costs

Costs incurred in the creation and start-up of new products or changes of existing products are charged to expense as incurred. The Company charged approximately $45,000 and $121,000 of research and development costs to operations during the years ended December 31, 2005 and 2004, respectively.

(f)	Income Taxes

The Company has adopted Subchapter S corporate status. Therefore, the Company has no income tax liability, as the taxable income of the Company is included in the taxable income of its stockholder.

(g)	Revenue Recognition

Revenue is recognized at the time the product is shipped. Advance billings and customer deposits represent amounts paid to the Company from customers in advance of the shipment of the product.

(h)	Product Warranty

The Company provides for the estimated cost of product warranties at the time of sale based upon historical experience, or, in some cases, when specific warranty problems are encountered. Should actual product failure rates or repair costs differ from the Company’s current estimates, revisions to the estimated warranty liability would be required. The Company’s warranty accrual at December 31, 2005 and 2004 totaled $154,500 and $103,500, respectively.

(i)	Statements of Cash Flows

For purposes of the consolidated statements of cash flows, the Company considers interest-bearing deposits with an original maturity of three months or less to be cash equivalents.

(j)	Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date
(Continued)

PREMIER PNEUMATICS, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
(2)	Notes Payable to Bank

The Company has a short-term unsecured revolving credit arrangement that renews annually with a commercial bank allowing borrowings of up to $1,000,000 at the prime rate. There were no borrowings outstanding under the agreement during the years ended December 31, 2005 and 2004.

In 2004, the Company created a wholly owned subsidiary, which entered into a five-year loan agreement on May 4, 2004 with a financial institution in the amount of $2,208,750, with interest at a rate of LIBOR plus 1.75% (6.01% at December 31, 2005). The loan is due in monthly installments of $12,271 through maturity in May 2009, upon which the remaining outstanding principal is due. The proceeds of the loan were used for the purchase of an aircraft for use in the Company’s selling efforts. The loan is secured with the aircraft.

The aggregate maturities of the note payable subsequent to December 31, 2005 are as follows:

Year ended December 31:
2006	$147,250
2007	147,250
2008	147,250
2009	1,533,854

Total	$1,975,604

The agreement provides that the Company must meet certain covenants with respect to tangible net worth and debt. As of December 31, 2005, the Company was in compliance with these covenant requirements.

(3)	Profit Sharing Plan

The Company has a noncontributory employee profit sharing plan covering all employees. The annual contribution is determined at the discretion of the board of directors. Plan proceeds are distributed to participants upon death, retirement, or termination of employment under available plan options. Contributions by the Company were $310,000 and $156,000 for the years ended December 31, 2005 and 2004, respectively.

PREMIER PNEUMATICS, INC.  AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2005 and 2004
Effective January 1, 2005, the Company adopted a phantom stock plan (the Plan) whereby the Company will grant members of senior management (the participants) units in the Plan. In addition, the Plan allows for the participants to contribute a portion of the participants’ annual incentive bonus to the Plan in exchange for additional units. Units granted under the Plan will vest immediately with an exercise price equal to the book value of the Company as of the previous fiscal year-end. Units issued under the Plan will be settled in cash at net book value upon termination of the participants caused by death, retirement, or other unforeseeable events and at fair value upon a change of control. The maximum number of units authorized to be issued is 33,000 units. To date, the Company has granted 29,815 units issued and outstanding to the participants under the provisions of the Plan. At December 31, 2005, the liability related to the Company’s obligation for the Plan totaled approximately $458,000 and is included in accrued payroll, taxes, and other expenses in the accompanying consolidated balance sheets.

In December 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. This Statement is a revision to Statement No. 123 and supersedes Accounting Principle Board Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement will require measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The adoption of this statement will not have a significant effect on the Company’s consolidated financial statements.

(4)	Related Party Transaction

During 2003, the Company loaned $1,376,834 to a stockholder of the Company. During 2005 and 2004, $249,983 and $335,355 was repaid to the Company, respectively. As of December 31, 2005, $791,496 was outstanding on the note. All outstanding principal and interest is due on November 30, 2006. The note bears interest at an annual rate of 1.50%.